EXHIBIT B

                             JOINT FILING AGREEMENT


        Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Amendment No. 2 to Schedule 13D is filed on its behalf.

        Dated this 8th day of December, 1998.


         /s/ JAMES E. MOORE
        ------------------------------------------
        James E. Moore, Individually



        JAMES E. MOORE REVOCABLE TRUST,
        U/D/T/ DATED JULY 28, 1994


By:      /s/ JAMES E. MOORE
        ------------------------------------------
        James E. Moore, Trustee